Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 29, 2024, relating to the financial statements of Jiayin Group Inc., as of and for the year ended December 31, 2023, appearing in the Annual Report on Form 20-F of Jiayin Group Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

June 6, 2024